Exhibit 99.2

TVI Corporation Names Don Yount as Chief Operating Officer

GLENN DALE, MD – December 13, 2007 – TVI Corporation (NASDAQ: TVIN), an international supplier of first receiver and first responder products and provider of shelter and equipment rentals, announced today that its board of directors appointed Don Yount as Executive Vice President and Chief Operating Officer. Yount was appointed interim Chief Operating Officer in April 2007, and has been a member of TVI’s board since 2005.

“Since being named interim COO in April, Don has been a vital member of our new management team and has continued his valuable service to TVI’s board,” said General Harley A. Hughes, TVI’s President and Chief Executive Officer. “He is playing a key role in shaping our turnaround strategy and is keenly focused on implementing the changes necessary to improve our day-to-day operations. Don brings both deep experience and enthusiasm to the COO role, and we are glad to have him here as we continue to execute the turnaround of our organization.”

Mr. Yount, 46, has served as interim Chief Operating Officer of TVI Corporation since April 2007 and has served on the Company’s board of directors since 2005. Previously, he served on the board of directors of Safety Tech International, Inc. (STI), a private company that TVI acquired by merger in November 2005. Mr. Yount also was Principal and Chief Financial Officer of Mid-Atlantic Venture Funds, a family of venture partnerships focused on investing in growing businesses located in the Mid-Atlantic. From October 1998 until joining Mid-Atlantic, Mr. Yount served in various executive positions with Advanced TelCom Group, a provider of integrated telephone services. Mr. Yount has also served in various senior financial positions with a number of technology and communications companies.

Mr. Yount has both a Master of Business Administration degree and a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill. He is a Certified Public Accountant and started his career in public accounting.

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of first receiver and first responder products. These products include shelters, personal protection equipment and other products for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. Through its Signature Special Event Services business, TVI is a leading full-service shelter and equipment rental company serving the corporate, sporting, social, and government and defense industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include actions of our lender, our ability to comply with bank covenants and debt repayment obligations and our ability to obtain future financing on satisfactory terms; achieving the intended benefits of our acquisitions and integrating the operations, technologies, products and services of those businesses; achieving revenue expectations; unanticipated costs or charges; our ability to meet the requirements of the NASDAQ Capital Market for continued listing of our common stock; adverse consequences from any government investigations, lawsuits or private actions; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our target markets. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and CEO

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300